Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
Air Products Reports Fiscal Q2 EPS Up 40%
Raises 2008 Full Year EPS Guidance
Access the Q2 earnings teleconference today at 10:00 a.m. EST by calling (719) 325-4752 and entering passcode 4025619, or listen on the Web at:
 www.airproducts.com/Invest/financialnews/EarningsReleases.htm.
LEHIGH VALLEY, Pa. (April 23, 2008) — Air Products (NYSE:APD) today reported net income of $314 million, or diluted earnings per share (EPS) of $1.43, for its fiscal second quarter ended March 31, 2008. Net income increased 38 percent, and diluted EPS increased 40 percent compared with the prior year.
These results include income from discontinued operations of $0.28 per share and a pension settlement charge of $0.08 per share. Excluding these items, net income of $270 million increased 24 percent, and diluted EPS of $1.23 increased 27 percent.
Second quarter revenues of $2,605 million were up 13 percent from the prior year on higher volumes in the Tonnage Gases and Electronics and Performance Materials segments, higher pricing in Merchant Gases, and favorable currency. Excluding the pension settlement charge, operating income of $365 million increased 18 percent versus the prior year.
John McGlade, chairman, president and chief executive officer, said, “We had another strong quarter of double-digit sales and earnings growth. We made good progress on a number of our fiscal 2008 targets, including improving our operating margin and increasing our quarterly dividend by 16 percent. Finally, we completed the sale of our Polymer Emulsions business and announced our first sale of gas orders in the Middle East.”
Second Quarter Segment Performance
•	Merchant Gases sales of $902 million were up 15 percent. Operating income of $167 million increased 18 percent over the prior year on improved pricing and favorable currency impacts, partially offset by higher distribution costs.

•	Tonnage Gases sales of $867 million were up 25 percent on strong volumes and increased natural gas prices. Operating income of $111 million increased 20 percent over the prior year on volume growth from new plants in Asia and Europe and improved plant loading.

•	Electronics and Performance Materials sales of $562 million were up six percent and operating income of $68 million increased 20 percent over the prior year on higher volumes and the impact of restructuring actions in Electronics. Electronics sales were driven by higher specialty materials and tonnage volumes, while
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Performance Materials volume gains were driven by strong demand in Europe and the Middle East and new product growth in emerging markets.
•	Equipment and Energy sales of $105 million declined 21 percent and operating income of $10 million decreased 39 percent from the prior year, reflecting the expected lower liquefied natural gas heat exchanger activity.

•	Healthcare sales of $170 million were up eight percent and operating income of $9 million increased 34 percent over the prior year, driven by a weaker dollar and volume growth in Europe.
Outlook
McGlade said, “Despite slowing economic growth, we are positioned to continue double-digit earnings and sales growth while delivering on our commitment to improved margins and returns. This consistent performance is a result of the actions we have taken to shift our business portfolio to higher growth, less cyclical and higher return businesses. We see great opportunities ahead to expand our leading positions in the markets we serve around the world. We will continue to capitalize on our strong business and financial positions to serve our customers, drive for lower costs and productivity, and deliver superior financial results to our investors.”
“With our strong first-half performance, growing backlog of new investments and improving margins driven by our productivity efforts, we are raising our guidance to a range of $4.95 to $5.05 per share, representing 18-20 percent year-on-year earnings growth.”
The company currently anticipates fiscal third quarter EPS from continuing operations in the range of $1.25 to $1.30 per share, or 12 to 16 percent year-on-year earnings growth.
Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. Air Products has annual revenues of $10 billion, operations in over 40 countries, and 22,000 employees around the globe. For more information, visit www.airproducts.com.
NOTE: This document contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this document regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation, overall economic and business conditions different than those currently anticipated; future financial and operating performance of major customers and industries served by the Company; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; consequences of acts of war or terrorism impacting the United States’ and other markets; the effects of a pandemic or a natural disaster; the ability to attract, hire and retain qualified personnel in all regions of the world where the company operates; charges related to portfolio management, goodwill recoverability, business restructuring and cost reduction actions; the success of implementing cost reduction programs; the timing, impact, and other
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uncertainties of future acquisitions or divestitures; unanticipated contract terminations or customer cancellation or postponement of projects or sales; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources in all of the company’s foreign operations; the impact of new or changed environmental, healthcare, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; the impact of new or changed financial accounting standards; and the timing and rate at which tax credits can be utilized. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.
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The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which the Company’s management uses internally to evaluate the Company’s baseline performance. Presented below is a reconciliation of reported GAAP results to non-GAAP measures.

		Continuing Operations
	Q2		Q2	Q3	YTD
	Operating	Q2	Diluted	Diluted	Diluted
	Income	Income	EPS	EPS	EPS

2008 GAAP	$338.2	$253.1	$1.15
2007 GAAP	308.6	216.8	.97

% Change GAAP	10%	17%	19%

2008 GAAP	$338.2	$253.1	$1.15
Pension settlement	26.3	16.5	.08

2008 Non-GAAP Measure	$364.5	$269.6	$1.23

2007 GAAP	$308.6	$216.8	$.97	$1.24	$4.50
Gain on contract settlement					(.11)
Global cost reduction plan					.04
Pension settlement					.03
Donation/sale of cost investment					(.09)
Tax audit settlements/adjustments				(.12)	(.17)

2007 Non-GAAP Measure	$308.6	$216.8	$.97	$1.12	$4.20

% Change Non-GAAP Measure	18%	24%	27%

2008 Forecast GAAP					$4.86-$4.96
Pension settlement					.09

2008 Forecast Non-GAAP					$4.95-$5.05

2008 Forecast GAAP				$1.25-$1.30	$4.86-4.96
2007 GAAP				$1.24	$4.50

% Change GAAP				1%-5%	8%-10%

2008 Forecast Non-GAAP				$1.25-$1.30	$4.95-$5.05
2007 Non-GAAP				$1.12	$4.20

% Change Non-GAAP				12%-16%	18%-20%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

(Millions of dollars, except for share data)
	Three Months Ended		Six Months Ended
	31 March		31 March
	2008	2007	2008	2007

SALES	$2,605.3	$2,298.0	$5,078.9	$4,565.8
COSTS AND EXPENSES
Cost of sales	1,903.8	1,675.9	3,692.3	3,325.6
Selling and administrative	311.8	283.6	608.6	559.0
Research and development	34.3	32.3	64.6	64.4
Pension settlement	26.3	—	27.7	—
Other (income) expense, net	(9.1)	(2.4)	(24.5)	(9.2)

OPERATING INCOME	338.2	308.6	710.2	626.0
Equity affiliates’ income	42.4	27.5	67.7	54.8
Interest expense	39.1	37.3	80.1	76.4

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND MINORITY INTEREST	341.5	298.8	697.8	604.4
Income tax provision	83.9	77.6	177.1	157.1
Minority interest in earnings of subsidiary companies	4.5	4.4	10.6	9.5

INCOME FROM CONTINUING OPERATIONS	253.1	216.8	510.1	437.8
INCOME FROM DISCONTINUED OPERATIONS, net of tax	61.2	10.8	67.9	20.1

NET INCOME	$314.3	$227.6	$578.0	$457.9

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.19	$1.00	$2.39	$2.02
Income from discontinued operations	.29	.05	.32	.09

Net Income	$1.48	$1.05	$2.71	$2.11

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.15	$.97	$2.31	$1.96
Income from discontinued operations	.28	.05	.31	.09

Net Income	$1.43	$1.02	$2.62	$2.05

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING (in millions)	212.3	216.5	213.6	216.6

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING ASSUMING DILUTION (in millions)	219.2	223.4	220.8	223.4

DIVIDENDS DECLARED PER COMMON SHARE — Cash	$.44	$.38	$.82	$.72

Other Data from Continuing Operations:
Capital Expenditures	$258.6	$276.8	$531.9	$511.0
Depreciation and Amortization	224.1	194.8	442.1	386.9
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Millions of dollars)
	31 March	30 September
	2008	2007

ASSETS

CURRENT ASSETS
Cash and cash items	$138.8	$40.5
Trade receivables, less allowances for doubtful accounts	1,798.4	1,578.5
Inventories and contracts in progress	704.3	746.2
Prepaid expenses	85.7	108.2
Other receivables and current assets	240.6	240.1
Current assets of discontinued operations	23.7	144.9

TOTAL CURRENT ASSETS	2,991.5	2,858.4

INVESTMENT IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES	842.9	778.1
PLANT AND EQUIPMENT, at cost	15,389.0	14,600.3
Less accumulated depreciation	8,532.6	7,996.6

PLANT AND EQUIPMENT, net	6,856.4	6,603.7

GOODWILL	1,280.5	1,199.9
INTANGIBLE ASSETS, net	306.1	276.2
OTHER NONCURRENT ASSETS	931.9	638.6
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS	19.1	304.6

TOTAL ASSETS	$13,228.4	$12,659.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Payables and accrued liabilities	$1,569.5	$1,550.9
Accrued income taxes	133.2	108.6
Short-term borrowings and current portion of long-term debt	740.4	694.4
Current liabilities of discontinued operations	10.6	68.8

TOTAL CURRENT LIABILITIES	2,453.7	2,422.7

LONG-TERM DEBT	3,646.4	2,976.5
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES	871.7	872.0
DEFERRED INCOME TAXES	614.9	705.6
NONCURRENT LIABILITIES OF DISCONTINUED OPERATIONS	—	9.8

TOTAL LIABILITIES	7,586.7	6,986.6

Minority interest in subsidiary companies	117.4	92.9
Minority interest of discontinued operations	—	84.4

TOTAL MINORITY INTEREST	117.4	177.3

TOTAL SHAREHOLDERS’ EQUITY	5,524.3	5,495.6

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,228.4	$12,659.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Millions of dollars)

	Six Months Ended
	31 March
	2008	2007

OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$578.0	$457.9
Income from discontinued operations, net of tax	(67.9)	(20.1)

Income from continuing operations	510.1	437.8
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	442.1	386.9
Deferred income taxes	34.6	4.3
Undistributed earnings of unconsolidated affiliates	(42.6)	(34.8)
Loss on sale of assets and investments	1.2	1.1
Share-based compensation	33.0	31.4
Noncurrent capital lease receivables	(118.5)	(42.9)
Other	(9.5)	46.9
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(162.6)	(66.3)
Inventories	(35.9)	(14.0)
Contracts in progress	75.9	7.1
Prepaid expenses	23.3	(164.7)
Payables and accrued liabilities	(73.2)	(235.5)
Other	(43.9)	29.5

CASH PROVIDED BY OPERATING ACTIVITIES (a)	634.0	386.8

INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to plant and equipment (b)	(529.5)	(488.7)
Acquisitions, less cash acquired	(1.7)	(20.0)
Investment in and advances to unconsolidated affiliates	—	(1.5)
Proceeds from sale of assets and investments	14.5	15.6
Proceeds from insurance settlements	—	14.9
Change in restricted cash	(132.3)	—
Other	(4.5)	.7

CASH USED FOR INVESTING ACTIVITIES	(653.5)	(479.0)

FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Long-term debt proceeds	461.6	461.3
Payments on long-term debt	(94.7)	(48.0)
Net decrease in commercial paper and short-term borrowings	84.9	(38.4)
Dividends paid to shareholders	(163.4)	(147.5)
Purchase of Treasury Stock	(560.2)	(255.2)
Proceeds from stock option exercises	41.8	103.9
Excess tax benefit from share-based compensation/other	25.8	22.6

CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(204.2)	98.7

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)

(Millions of dollars)

	Six Months Ended
	31 March
	2008	2007

DISCONTINUED OPERATIONS
Cash used for operating activities	(2.9)	(2.1)
Cash provided by (used for) investing activities	321.5	(6.1)
Cash provided by financing activities	—	4.8

CASH PROVIDED BY (USED FOR) DISCONTINUED OPERATIONS	318.6	(3.4)

Effect of Exchange Rate Changes on Cash	3.4	2.3

Increase in Cash and Cash Items	98.3	5.4
Cash and Cash Items — Beginning of Year	40.5	31.0

Cash and Cash Items — End of Period	$138.8	$36.4

(a) Pension plan contributions were	$118.3	$255.9
(b) Excludes capital lease additions of	.7	.8
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars)
1. NEW ACCOUNTING STANDARD
The Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109,” (FIN No. 48) on 1 October 2007. Upon adoption, the Company recognized a $25.5 increase to its liability for uncertain tax positions. This increase was recorded as an adjustment to beginning retained earnings for $13.7 and goodwill for $11.8.
2. DISCONTINUED OPERATIONS
The High Purity Process Chemicals (HPPC) business and the Polymer Emulsions business have been accounted for as discontinued operations. The results of operations and cash flows of these businesses have been removed from the results of continuing operations for all periods presented. The balance sheet items of discontinued operations have been reclassified and are segregated in the consolidated balance sheets.
HPPC Business
In September 2007, the Company’s Board of Directors approved the sale of its HPPC business, which had previously been reported as part of the Electronics and Performance Materials operating segment. The Company’s HPPC business consisted of the development, manufacture, and supply of high-purity process chemicals used in the fabrication of integrated circuits in the United States and Europe. The Company wrote down the assets of the HPPC business to net realizable value as of 30 September 2007, resulting in a loss of $15.3 ($9.3 after-tax, or $.04 per share) in the fourth quarter of 2007.
In October 2007, the Company executed an agreement of sale with KMG Chemicals, Inc. The sale closed on 31 December 2007 for cash proceeds of $69.3 and included manufacturing facilities in the United States and Europe. Subsequent to the sale, certain receivables and inventories are being sold to KMG Chemicals, Inc. In the first quarter of 2008, this business generated sales of $22.9 and income, net of tax, of $.2. Also, the Company recorded an additional loss of $.5 ($.3 after-tax) on the sale of the business.
Polymer Emulsions Business
On 11 December 2007, the Company announced it had signed a definitive agreement to sell its interest in its vinyl acetate ethylene (VAE) polymers joint ventures to Wacker Chemie AG, its long-time joint venture partner. The sale closed on 31 January 2008. As part of the agreement, the Company received Wacker Chemie AG’s interest in the Elkton, Md., and Piedmont, S.C., production facilities and their related businesses plus cash proceeds of $258.2. The Company recognized a gain on the sale of the Polymer Emulsions business of $89.5 ($57.7 after-tax).
In the second quarter of 2008, this business generated sales of $78.8 and income, net of tax, of $3.3. For the six months ended 31 March 2008, sales were $230.0 and income, net of tax, was $10.1.
The sale consisted of the global VAE polymers operations including production facilities located in Calvert City, Ky.; South Brunswick, N.J.; Cologne, Germany; and Ulsan, Korea; and commercial and research capabilities in Allentown, Pa., and Burghausen, Germany. The business produces VAE for use in adhesives, paints and coatings, paper and carpet applications.
Upon completion of the sale, the Company assumed full ownership of the Elkton and Piedmont plants and related North American atmospheric emulsions and global pressure sensitive adhesives business. The Company is currently actively marketing these businesses.
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3. PENSION SETTLEMENT
A number of corporate officers and others who were eligible for supplemental pension plan benefits retired in fiscal year 2007. The Company’s supplemental pension plan provides for a lump sum benefit payment option at the time of retirement, or for corporate officers six months after the participant’s retirement date. The Company recognizes pension settlements when payments exceed the sum of service and interest cost components of net periodic pension cost of the plan for the fiscal year. However, a settlement loss may not be recognized until the time the pension obligation is settled. Based on cash payments made, the Company recognized $10.3 for settlement losses in the fourth quarter of 2007 and an additional $1.4 and $26.3 in the first and second quarter of 2008, respectively. The Company expects to recognize an additional $1 to $2 for settlement losses in the remainder of 2008.
4. U.S. HEALTHCARE
The U.S. Healthcare business has operated below plan through the first six months of this fiscal year. While the Company continues to execute its plan to increase volume in key product lines such as respiratory therapy, the Company is evaluating its strategic alternatives. The Company expects to complete this process during the third quarter of this fiscal year. The Company continues to monitor the recoverability of goodwill of this reporting unit within the Healthcare segment. The asset value of the U.S. Healthcare business at 31 March 2008 was $456.1, of which $294.3 was goodwill.
5. SHARE REPURCHASE PROGRAM
On 20 September 2007, the Board of Directors authorized the repurchase of up to $1,000 of the Company’s outstanding common stock. This action was in addition to an existing $1,500 share repurchase authorization which was announced in March 2006. As of 30 September 2007, the Company had purchased 15.0 million of its outstanding shares at a cost of $1,063.4. During the first six months of fiscal year 2008, the Company purchased 6.0 million of its outstanding shares at a cost of $554.3. The Company has completed the 2006 authorization and will continue to purchase shares under the 2007 authorization at its discretion while maintaining sufficient funds for investing in its businesses and growth opportunities.
6. BUSINESS SEGMENTS
Previously, the Company reported results for the Chemicals segment, which consisted of the Polymer Emulsions business and the Polyurethane Intermediates (PUI) business. Beginning with the first quarter of 2008, the Polymer Emulsions business has been accounted for as discontinued operations as discussed in Note 2. Also beginning with the first quarter of 2008, the PUI business is reported as part of the Tonnage Gases segment and prior period information has been restated to reflect this business reorganization.
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)

	Three Months Ended		Six Months Ended
	31 March		31 March
	2008	2007	2008	2007

Revenues from external customers
Merchant Gases	$901.6	$784.5	$1,798.6	$1,524.5
Tonnage Gases	867.2	695.8	1,658.3	1,385.3
Electronics and Performance Materials	562.1	528.8	1,076.4	1,015.7
Equipment and Energy	104.7	131.8	205.0	327.4
Healthcare	169.7	157.1	340.6	312.9

Segment and Consolidated Totals	$2,605.3	$2,298.0	$5,078.9	$4,565.8

Operating income
Merchant Gases	$166.9	$141.2	$342.3	$280.4
Tonnage Gases	111.1	92.2	222.2	187.6
Electronics and Performance Materials	67.6	56.5	133.6	106.3
Equipment and Energy	10.0	16.4	19.3	43.2
Healthcare	9.4	7.0	23.0	16.4

Segment Totals	365.0	313.3	740.4	633.9
Other (a)	(26.8)	(4.7)	(30.2)	(7.9)

Consolidated Totals	$338.2	$308.6	$710.2	$626.0

(Millions of dollars)

	31 March	30 September
	2008	2007

Identifiable assets (b)
Merchant Gases	$4,387.4	$3,984.4
Tonnage Gases	3,448.7	3,328.4
Electronics and Performance Materials	2,515.4	2,435.3
Equipment and Energy	368.3	362.6
Healthcare	968.5	918.9

Segment Totals	11,688.3	11,029.6
Other	654.4	402.3
Discontinued operations	42.8	381.6

Consolidated Totals	$12,385.5	$11,813.5

(a)	Other includes pension settlement charges of $26.3 and $27.7 for the three and six months ended 31 March 2008, respectively.

(b)	Identifiable assets are equal to total assets less investments in and advances to equity affiliates.
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     Media Inquiries:
          Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@airproducts.com.
     Investor Inquiries:
          Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.